Exhibit 11

                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                             Primary and Fully Diluted
                      (In thousands except per share amounts)

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                                                      Three Months Ended     Six Months Ended
                                                            June 30,              June 30,
                                                        1995        1994       1995       1994

      PRIMARY:
        Net income                                    $15,100     $29,440    $28,560    $55,740
        Preferred stock dividends                       3,240       3,240      6,480      6,480
        Net income attributable to common stock        11,860      26,200     22,080     49,260
        Add convertible preferred stock dividend         --- (A)    3,240       --- (A)   6,480
        Add after tax interest expense reduction on
          conversion of stock options and warrants        320        ---         640       ---
        Earnings attributable to common stock
          for computing primary earnings per
            share, as adjusted                        $12,180     $29,440    $22,720    $55,740

        Weighted average number of common shares
          outstanding during each period               56,220      60,680     56,420     60,640
        Addition from assumed exercise of stock
          options and warrants, net of assumed
          repurchases                                   2,430       3,970      2,430      5,210
        Addition from assumed conversion of
          preferred stock                                --- (A)   10,800      ---  (A)  10,800
        Weighted average number of common shares
          and equivalents outstanding during each
          period--without dilution                     58,650      75,450     58,850     76,650

        Primary earnings per common and common
          equivalent share                              $ .21       $ .39      $ .39      $ .73

      FULLY DILUTED:
        Net income                                    $15,100     $29,440    $28,560    $55,740
        Preferred stock dividends                       3,240       3,240      6,480      6,480
        Net income attributable to common stock        11,860      26,200     22,080     49,260
        Add after-tax convertible debenture
          related expenses                               --- (A)    2,570       --- (A)   4,610
        Add convertible preferred stock dividends        --- (A)    3,240       --- (A)   6,480
        Add after tax interest expense reduction on
          conversion of stock options and warrants       250        ---         580       ---
        Earnings attributable to common
          stock, as adjusted                          $12,110     $32,010    $22,660    $60,350

        Weighted average number of common shares
          outstanding during each period               56,220      60,680     56,420     60,640
        Addition from assumed conversion of
          convertible debentures as of the issue date    --- (A)   10,830       --- (A)  10,190
        Addition from assumed exercise of stock
          options and warrants, net of assumed
          repurchases                                   2,430       3,970      2,430      5,210
        Addition from assumed conversion of
          preferred stock                                --- (A)   10,800       --- (A)  10,800
        Weighted average number of common shares and
          equivalents outstanding during each period
          --fully diluted basis                        58,650      86,280     58,850     86,840

        Fully diluted earnings per common and common
          equivalent share                              $ .21       $ .37      $ .39      $ .69


      Earnings per common share for the periods ended June 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1994, on the treasury stock method.


      (A) Anti-dilutive in 1995.
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